                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]





                                                        December 20, 1995



AIM Summit Fund, Inc.
11 Greenway Plaza, Suite 1919
Houston, TX  77046

                 Re: Rule 24f-2 Notice for AIM Summit Fund, Inc. (Securities Act File No. 2-76909)
                          -------------------------------------------

Gentlemen:

                 We have acted as counsel to AIM Summit Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end management investment company.

                 We have been informed that a registration statement on Form N-1A, as amended ("Registration Statement") relating to an indefinite number of shares of common stock of the Fund, par value $.01 per share (the "Shares") has been filed with the Securities and Exchange Commission under the Securities Act of 1933 (Securities Act File No. 2-76909).

                 We further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Securities and Exchange Commission a notice (the "Notice") making definite the registration of such Shares sold in reliance on Rule 24f-2 for the fiscal year ended October 31, 1995. Specifically, we have been informed by the Fund that a total of 14,611,953 Shares were issued from time to time during such fiscal year under Prospectuses which were included as part of the Registration Statement. The Fund has requested our opinion in connection with the filing of such Notice, for inclusion in such filing.

                 In connection with our giving this opinion, we have examined a copy of the Charter of the Fund, as amended, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes

AIM Summit Fund, Inc.
December 20, 1995
Page 2



of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Fund.

                 Based on the foregoing, we are of the opinion that the 14,611,953 Shares issued by the Fund during its fiscal year ended October 31, 1995 were, when issued for payment as described in the Fund's Prospectuses referred to above, legally issued, fully paid and non-assessable by the Fund.

                                          Very truly yours,

                                          /s/ BALLARD SPAHR ANDREWS & INGERSOLL

                                          BALLARD SPAHR ANDREWS & INGERSOLL